                                 EXHIBIT 11

                               FTD CORPORATION
                      COMPUTATION OF EARNINGS PER SHARE
                    (In thousands except per share data)



                                                   Three         Three
                                                  Months        Months
                                                  Ended         Ended
                                                 March 31,     March 31,
                                                   1996          1995
                                                -----------   -----------
                                                (Unaudited)   (Unaudited)
Primary Earnings Per Share:
- --------------------------
Net earnings (loss) applicable to common stock       ($ 627)      $1,451
                                                    ========      ======
Average number of common shares outstanding           6,581        6,428

Common stock equivalents due to dilutive
affect of stock options and warrants                    518        1,125
                                                    --------      ------
Total average number of common shares
outstanding                                           7,099        7,553
                                                    ========      ======

Primary earnings (loss) per share                    ($0.09)      $ 0.19
                                                    ========      ======

Fully Diluted Earnings Per Share:

Net earnings (loss) applicable to common stock       ($ 627)      $1,451
                                                    ========      ======

Average number of common shares outstanding           6,581        6,428

Common stock equivalents due to dilutive affect
of stock options and warrants                           518        1,125
                                                    --------      ------

Total average number of common shares outstanding     7,099        7,553
                                                    ========      ======

Fully diluted earnings (loss) per share             ($ 0.09)      $ 0.19
                                                    ========      ======


                                 EXHIBIT 11

                               FTD CORPORATION
                      COMPUTATION OF EARNINGS PER SHARE
                    (In thousands except per share data)


                                                     Nine Months Nine Months
                                                        Ended      Ended
                                                      March 31,   March 31,
                                                        1996         1995
                                                      ---------   ---------
                                                     (Unaudited) (Unaudited)

Primary Earnings Per Share:

Net earnings (loss) applicable to common stock         ($ 3,591)   $ 1,777
                                                       ========    =======
Average number of common shares outstanding               6,560      6,421

Common stock equivalents due to dilutive affect of
stock options and warrants                                  518      1,125
                                                       --------    -------
Total average number of common shares outstanding         7,078      7,546
                                                       ========    =======

Primary earnings (loss) per share                      ($ 0.51)    $  0.24
                                                       ========    =======

Fully Diluted Earnings Per Share:

Net earnings (loss) applicable to common stock         ($ 3,591)   $ 1,777
                                                       ========    =======
Average number of common shares outstanding               6,560      6,421

Common stock equivalents due to dilutive affect of
warrants                                                   518       1,125
                                                       -------     -------

Total average number of common shares outstanding         7,078      7,546
                                                       ========    =======
Fully diluted earnings (loss) per share                 ($ 0.51)   $  0.24
                                                       ========    =======